UNITED STATES	OMB APPROVAL
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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CELGENE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CELGENE CORPORATION

86 Morris Avenue
Summit, New Jersey 07901

May 10, 2006

Dear Stockholder:

On behalf of the Board of Directors, I cordially invite you to attend the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) of Celgene Corporation. The Annual Meeting will be held on June 14, 2006, beginning at 1:00 p.m., local time, at the offices of Celgene Corporation, 86 Morris Avenue, Summit, New Jersey 07901. The formal Notice of Annual Meeting is set forth in the enclosed material.

The matters expected to be acted upon at the meeting are described in the attached Proxy Statement. During the meeting, stockholders will have the opportunity to ask questions and comment on our business operations.

It is important that your views be represented whether or not you are able to be present at the Annual Meeting. You may cast your vote by signing and dating the enclosed proxy card and promptly returning it in the provided return envelope. No postage is required if this envelope is mailed in the United States. You also have the option of voting your proxy via the Internet at www.proxyvote.com or toll free via a touch-tone phone at 800-690-6903. You may vote up until 11:59 p.m. Eastern Standard time on June 13, 2006.

We appreciate your investment in Celgene and urge you to return your proxy card as soon as possible.

Sincerely,

John W. Jackson
Executive Chairman of the Board

CELGENE CORPORATION

86 Morris Avenue
Summit, New Jersey 07901

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders (the “Annual Meeting”) of CELGENE CORPORATION will be held at the offices of Celgene Corporation, 86 Morris Avenue, Summit, New Jersey 07901 on June 14, 2006, beginning at 1:00 p.m., local time, for the following purposes:

1.	to elect ten directors;

2.	to amend the 1998 Stock Incentive Plan in order to (i) increase the aggregate number of shares of our Common Stock that may be subject to awards thereunder from 62,000,000 to 84,000,000, subject to adjustment in accordance with the terms of the 1998 Stock Incentive Plan (the “Share Limit”), (ii) remove the limit on the number of shares of our Common Stock which may be subject to awards of restricted stock and performance-based awards denominated in shares of our Common Stock under the 1998 Stock Incentive Plan and (iii) provide that each share of our Common Stock subject to awards of restricted stock or performance-based award denominated in shares of common stock under the 1998 Stock Incentive Plan will be counted as 1.6 shares against the Share Limit;

3.	to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006; and

4.	to transact any such other business as may properly come before the Annual Meeting and at any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on April 27, 2006 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting.

A proxy and return envelope are enclosed for your convenience.

By order of the Board of Directors

John W. Jackson
Executive Chairman of the Board

May 10, 2006

YOUR VOTE IS IMPORTANT Please mark, sign and date the enclosed proxy card and return it promptly in the enclosed self-addressed, stamped envelope or vote via the Internet or telephone.

CELGENE CORPORATION
86 Morris Avenue
Summit, New Jersey 07901

PROXY STATEMENT

This Proxy Statement is furnished to the stockholders of Celgene Corporation, a Delaware corporation, in connection with the solicitation of proxies by the Board of Directors for use at our annual meeting of stockholders (referred to as the Annual Meeting) to be held on June 14, 2006, and at any adjournment or postponement thereof. A copy of the Notice of Annual Meeting accompanies this Proxy Statement. It is anticipated that the mailing of this Proxy Statement will commence on or about May 10, 2006.

Record Date and Voting Securities

Only stockholders of record at the close of business on April 27, 2006, the record date for the Annual Meeting, or the Record Date, will be entitled to notice of and to vote at the Annual Meeting. On the Record Date we had outstanding 346,517,962 shares of common stock, par value $.01 per share (the “Common Stock”), which are our only securities entitled to vote at the Annual Meeting, each share being entitled to one vote.

Revocability of Proxies

Stockholders who execute proxies may revoke them by giving written notice to our Chief Executive Officer at any time before such proxies are voted. Attendance at the Annual Meeting shall not have the effect of revoking a proxy unless the stockholder so attending shall, in writing, so notify the Secretary of the Annual Meeting at any time prior to the voting of the proxy at the Annual Meeting.

Other Matters

The Board of Directors does not know of any matter that is expected to be presented for consideration at the Annual Meeting, other than the election of directors, the amendment of the 1998 Stock Incentive Plan and the ratification of the appointment of our independent registered public accounting firm for the current fiscal year. However, if other matters properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote thereon in accordance with their judgment.

Solicitation Expenses

We will bear the cost of the Annual Meeting and the cost of soliciting proxies, including the cost of mailing the proxy material. In addition to solicitation by mail, our directors, officers and regular employees (who will not be specifically compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxies and proxy material to their principals, and we will reimburse them for their expenses. In addition, we have retained Automatic Data Processing, or ADP, to assist in the mailing, collection, and administration of the proxy. ADP’s fee is estimated to be $100,000 plus reasonable out-of-pocket expenses.

Voting Procedures; Abstentions

All proxies received pursuant to this solicitation will be voted except as to matters where authority to vote is specifically withheld and, where a choice is specified as to the proposal, they will be voted in accordance with such specification. If no instructions are given, the persons named in the proxy solicited by our Board of Directors intend to vote FOR the nominees for election of our directors listed herein, FOR the amendment to our 1998 Stock Incentive Plan, and FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.

A majority of the outstanding shares of Common Stock entitled to vote on the Record Date, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting and any adjournment or postponement thereof. Abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons eligible to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be counted as present or represented for purposes of establishing a quorum for the transaction of business.

Abstentions and broker non-votes will have no effect on the election of directors, which is by plurality of the votes cast in person or by proxy.

Abstentions and broker non-votes will have no effect on the approval of the proposed amendment to the 1998 Stock Incentive Plan, and the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, as these items require the affirmative vote of a majority of shares of Common Stock cast in person or by proxy.

All shares of Common Stock as set forth in this Proxy Statement have been adjusted to reflect the three-for-one-split we declared and paid on April 14, 2000, or the 2000 Split; the two-for-one-split we declared and paid on October 22, 2004, or the 2004 Split; and the two-for-one-split we declared on February 17, 2006 and paid on February 24, 2006, or the 2006 Split. The 2000 Split, the 2004 Split and the 2006 Split are collectively referred to as the Splits.

MATTERS TO COME BEFORE THE ANNUAL MEETING
PROPOSAL ONE: ELECTION OF DIRECTORS

Nominees

At the Annual Meeting, ten directors, who have been nominated by the Nominating and Governance Committee, are to be elected, each to hold office (subject to our Bylaws) until the next annual meeting and until his or her successor has been elected and qualified. All of the nominees for director currently serve as directors and other than Rodman L. Drake were elected by the stockholders at the 2005 annual meeting. Each nominee has consented to being named as a nominee in this Proxy Statement and to serve if elected. If any nominee listed in the table below should become unavailable for any reason, which the Board of Directors does not anticipate, the proxy will be voted for any substitute nominee or nominees who may be selected by the Board of Directors prior to or at the Annual Meeting, or, if no substitute is selected by the Board of Directors prior to or at the Annual Meeting, for a motion to reduce the membership of the Board of Directors to the number of nominees available. Directors will be elected by an affirmative vote of a plurality of the votes cast at the Annual Meeting in person or by proxy.

There are no family relationships between any of our directors and executive officers. The information concerning the nominees and their security holdings has been furnished by them to us.

Name	Age	Position
John W. Jackson	61	Executive Chairman of the Board
Sol J. Barer, Ph.D.	59	Chief Executive Officer and Director
Robert J. Hugin	51	President, Chief Operating Officer, Chief Financial Officer and Director
Jack L. Bowman	73	Director
Michael D. Casey	60	Director
Rodman L. Drake	63	Director
Arthur Hull Hayes, Jr., M.D.	72	Director
Gilla Kaplan, Ph.D.	59	Director
Richard C.E. Morgan	61	Director
Walter L. Robb, Ph.D.	78	Director

John W. Jackson has been our Chairman of the Board since January 1996. He is a member and, since April 19, 2006, the chairman of the Executive Committee of our Board of Directives. Effective May 1, 2006, Mr. Jackson retired from the office of Chief Executive Officer, which office he held since 1996, but serves as our Executive Chairman of the Board. From February 1991 to January 1996, Mr. Jackson was President of Gemini Medical, a consulting firm that he founded which focused on medical device company strategy and investment advice. Previously, Mr. Jackson had been President of the worldwide Medical Device Division of American Cyanamid from February 1986 to January 1991, and served in various international positions, including Vice President — International for American Cyanamid from 1978 to 1986. Mr. Jackson served in several human healthcare marketing positions at Merck & Company, a major pharmaceutical company, from 1971 to 1978. He serves on the Pharmaceutical Research and Manufacturers of America (PhRMA) Board of Directors, the Yale Development Board, and the U.S. INSEAD Council. Mr. Jackson received a B.A. degree from Yale University and an M.B.A. from INSEAD, France.

Sol J. Barer, Ph.D. assumed the office of Chief Executive Officer effective May 1, 2006. Immediately prior, Dr. Barer served as our President, an office he held since October 1993, and as our Chief Operating Officer, an office he held since March 1994. Dr. Barer has served as one of our directors since March 1994 and is a member of the Executive Committee of our Board of Directors. Dr. Barer was Senior Vice President — Science and Technology and Vice President/General Manager — Chiral Products from October 1990 to October 1993 and our Vice President — Technology from September 1987 to October 1990. Dr. Barer received a Ph.D. in organic and physical chemistry from Rutgers University. Dr. Barer is also a director of Nobex, Inc. and Semorex, Inc.

Robert J. Hugin assumed the office of Chief Operating Officer and President effective May 1, 2006. He continues to serve as our Chief Financial Officer (until such time as the Board of Directors has appointed another individual to hold such office), which office he held since June 1999. Mr. Hugin has served as one of our directors since December 2001. Previously, Mr. Hugin had been a Managing Director at J.P. Morgan & Co. Inc., which he joined in 1985. Mr. Hugin received an A.B. degree from Princeton University and an M.B.A. from the University of Virginia. Mr. Hugin is also a director of The Medicines Company and Coley Pharmaceutical Group.

Jack L. Bowman has been one of our directors since April 1998. He is our lead director and is the Chairman of the Nominating and Governance Committee of our Board of Directors and a member of the Management Compensation and Development Committee. Mr. Bowman served as Company Group Chairman of Johnson & Johnson from 1987 to 1994. From 1983 to 1987, Mr. Bowman served as Executive Vice President of American Cyanamid. Mr. Bowman is also a director of Targeted Genetics and AVI BioPharma, Inc.

Michael D. Casey has served as one of our directors since August 2002, and is a member of the Nominating and Governance Committee, the Audit Committee and, since April 19, 2006, the Management Compensation and Development Committee, of our Board of Directors. From October 1997 to February 2002, Mr. Casey served as the Chairman, President, Chief Executive Officer and a director of Matrix Pharmaceutical, Inc. From November 1995 to December 1996, Mr. Casey was Executive Vice President at Schein Pharmaceutical, Inc. In December 1996, he was appointed President of the retail and specialty products division of Schein. From June 1993 to November 1995, he served as President and Chief Operating Officer of Genetic Therapy, Inc. Mr. Casey was President of McNeil Pharmaceutical (a unit of Johnson & Johnson) from 1989 to June 1993 and Vice President, Sales and Marketing for Ortho Pharmaceutical Corp. (a subsidiary of Johnson & Johnson) from 1985 to 1989. Mr. Casey is also a director of Allos Therapeutics, Inc., Cholestech Corporation, OrthoLogic Corp. and Durect Corp.

Rodman L. Drake was elected by the Board of Directors on April 19, 2006 to serve as one of our directors and as a member of the Nominating and Governance Committee and the Audit Committee. Mr. Drake was co-founder and managing director of CIP Management, a New York private equity group focused on investments in mining and natural resources, from 1997 to 2005. He is a member of the board of directors of Student Loan Corporation, Jackson Hewitt and Hyperion Funds and several private companies.

Arthur Hull Hayes, Jr., M.D., one of our directors since 1995 and a member of the Audit Committee of our Board of Directors, has been President and Chief Operating Officer of MediScience Associates, a consulting organization that works with pharmaceutical firms, biomedical companies and foreign governments, since July 1991, and clinical professor of medicine and pharmacology at the Pennsylvania State University College of Medicine, from 1981 to 2004. From 1986 to 1990, Dr. Hayes was President and Chief Executive Officer of E.M. Pharmaceuticals, a unit of E. Merck AG, and from 1981 to 1983 was Commissioner of the U.S. Food and Drug Administration. Dr. Hayes also is a director of Myriad Genetics, Inc. and Tapestry Inc.

Gilla Kaplan, Ph.D., one of our directors since April 1998 and a member of the Audit Committee of our Board of Directors, is head of the Laboratory of Mycobacterial Immunity and Pathogenesis at The Public Health Research Institute at the International Center for Public Health in Newark, New Jersey, where she was appointed full Member in 2002. Dr. Kaplan was also appointed, in 2005, Professor of Medicine at the University of Medicine and Dentistry of New Jersey. Previously, Dr. Kaplan was an immunologist in the Laboratory at Cellular Physiology and Immunology at The Rockefeller University in New York where she was an Associate Professor.

Richard C.E. Morgan, one of our directors since 1987 and Chairman of the Management Compensation and Development Committee and a member of the Executive Committee of our Board of Directors, has been the Chief Executive Officer of Amphion Innovations PLC since August 2005. From March 2003 to August 2005, Mr. Morgan was the Chairman and Chief Executive Officer of Amphion Capital Partners LLC. Previously, Mr. Morgan was the Chairman and Chief Executive Officer of VennWorks LLC. Mr. Morgan serves on the Board of Directors of Axcess Inc. and Orbis International, Inc. and several other private companies.

Walter L. Robb, Ph.D., one of our directors since 1992 and the Chairman of the Audit Committee of our Board of Directors, has been a private consultant and President of Vantage Management Inc., a consulting and investor services company, since January 1993. Dr. Robb was Senior Vice President for Corporate Research and Development of General Electric Company, and a member of its Corporate Executive Council from 1986 to December 1992. Dr. Robb is Chairman of the Board of Directors of Capital District Sports. He is also a director of Mechanical Technology, Inc. and several private companies.

Security Ownership of Certain Beneficial Owners and Management

The table below sets forth the beneficial ownership of the Common Stock as of March 15, 2006 by (i) each director, (ii) each of the Named Executive Officers (as defined below), (iii) all of our directors and named executive officers as a group and (iv) all persons known by the Board of Directors to be beneficial owners of more than five percent of the outstanding shares of Common Stock. Shares of Common Stock subject to warrants and/or options that are currently exercisable or exercisable within 60 days of March 15, 2006 are deemed outstanding for computing the ownership percentage of the stockholder holding such warrants and/or options, but are not deemed outstanding for computing the ownership percentage of any other stockholder. Unless otherwise noted, the address of each stockholder is Celgene Corporation, 86 Morris Avenue, Summit, New Jersey 07901.

Name and Address of Beneficial Ownership†	Amount and Nature of Beneficial Ownership		Percent of Class
John W. Jackson.	6,305,064	(1)(2)(3)	1.8%
Sol J. Barer, Ph.D.	4,698,963	(1)(2)(4)	1.3%
Robert J. Hugin	3,345,367	(1)(2)(5)	1.0%
Jack L. Bowman.	362,000	(1)	*
Michael D. Casey	170,000	(1)	*
Rodman L. Drake	1,600		*
Arthur Hull Hayes, Jr., M.D.	410,000	(1)	*
Gilla Kaplan, Ph.D.	413,996	(1)	*
Richard C.E. Morgan	221,530	(1)	*
Walter L. Robb, Ph.D.	786,000	(1)	*
All our directors and current executive officers as a group (ten persons)	16,714,520	(6)	4.6%
FMR Corp. (“FMR”) 82 Devonshire Street Boston, MA 02109	50,197,946	(7)	14.4%
Janus Capital Management LLC (“Janus Capital”) 151 Detroit Street Denver, CO 80206	38,349,620	(8)	11.0%

†	Frank T. Cary, who served as a member of our Board of Directors, died on January 1, 2006.

*	Less than one percent (1%).

(1)	Includes shares of Common Stock that the directors and executive officers have the right to acquire through the exercise of warrants and/or options within 60 days of March 15, 2006 as follows: John W. Jackson — 4,722,026; Sol J. Barer — 3,914,102; Robert J. Hugin — 2,998,286; Jack Bowman — 350,000; Michael D. Casey — 170,000; Arthur Hull Hayes, Jr. — 410,000; Gilla Kaplan — 413,996; Richard C.E. Morgan — 75,000; and Walter L. Robb — 610,000. Does not include shares of Common Stock that the directors and executive officers have the right to acquire through the exercise of options not exercisable within 60 days of March 15, 2006, as follows: John W. Jackson — 0; Sol J. Barer — 0; Robert J. Hugin — 0; Jack L. Bowman — 45,000; Michael D. Casey — 65,000; Arthur Hull Hayes, Jr. — 45,000; Gilla Kaplan — 45,000; Richard C.E. Morgan — 45,000; and Walter L. Robb — 45,000.

(2)	Includes shares of Common Stock reflecting matching contributions under our 401(k) Plan in which the executive officers will vest within 60 days of March 15, 2006.

(3)	Includes with respect to Mr. Jackson 230,000 shares owned by a family foundation in which Mr. Jackson is a trustee, 3,000 shares held in trust for Mr. Jackson’s son in which Mr. Jackson’s spouse is a trustee and 400 shares held by Mr. Jackson’s minor nephew for which Mr. Jackson’s spouse is custodian.

(4)	Includes with respect to Dr. Barer 32,360 shares owned by a family foundation in which Dr. Barer is a trustee.

(5)	Includes with respect to Mr. Hugin 100,842 shares owned by a family foundation in which Mr. Hugin is a trustee and 4,800 aggregate shares owned by Mr. Hugin’s children.

(6)	Includes or excludes, as the case may be, shares of Common Stock as indicated in the preceding footnotes and shares of Common Stock subject to warrants and/or options that are currently exercisable or exercisable within 60 days of March 15, 2006.

(7)	Information regarding FMR was obtained from a Schedule 13G/A, filed by FMR with the Securities and Exchange Commission on February 14, 2006. Such Schedule 13G/A states that, through three wholly owned subsidiaries (Fidelity Management & Research Company, Fidelity Management Trust Company and Strategic Advisers, Inc.), FMR beneficially owns 50,197,946 shares of Common Stock, and has sole dispositive power over all 50,197,946 shares and sole voting power over 57,100 of such shares.

(8)	Information regarding Janus Capital was obtained from a Schedule 13G/A, filed by Janus Capital with the Securities and Exchange Commission on February 14, 2006. Janus Capital has an indirect 77.5% ownership stake in Enhanced Investment Technologies LLC (“Intech”) and an indirect 30% ownership stake in Perkins, Wolf, McDonnell and Company, LLC (“Perkins Wolf”). Due to the above ownership structure, holdings for Janus Capital, Perkins Wolf and Intech were aggregated for purposes of the Janus Capital Schedule 13G. Janus Capital, Perkins Wolf and Intech are registered investment advisers, each furnishing investment advice to various investment companies registered under the Investment Company Act of 1940 and to individual and institutional clients (collectively referred to herein as “Managed Portfolios”). As a result of its role as an investment adviser or sub-adviser to the Managed Portfolios, Janus Capital may be deemed to be the beneficial owner of 38,349,620 shares of Common Stock held by such Managed Portfolios. As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, Intech may be deemed to be the beneficial owner of 1,766,236 shares of Common Stock held by such Managed Portfolios. Janus Capital has sole voting power and dispositive power over 38,349,620 shares of Common Stock and shared voting and dispositive power over 1,766,236 shares of Common Stock with Intech.

Director Compensation

All members of the Board of Directors who are not our employees, or the Non-Employee Directors, receive an annual fee of $30,000 a year in $15,000 installments at January and June. In addition, all Non-Employee Directors receive $2,500 for each Board Meeting attended in person (and are reimbursed for their expenses for each meeting attended) and $500 for each telephonic Board Meeting attended, and are eligible to receive stock options pursuant to the Directors’ Incentive Plan. Each Non-Employee Director serving on a committee of the Board of Directors receives $500 for each committee meeting attended in person or by telephone. In addition, each of the Chairmen of the Management Compensation and Development Committee, the Executive Committee and the Nominating and Governance Committee receives $7,000 in annual cash compensation, and the Chairman of the Audit Committee receives $12,000 in annual cash compensation. Each member of the Audit Committee (other than the Chairman) receives $4,000 in annual cash compensation and each member of all other committees, other than the Chairman of such committees, receives $2,000 in annual cash compensation.

The Directors’ Incentive Plan was adopted by the Board of Directors on April 5, 1995, and approved by our stockholders at the 1995 annual meeting of stockholders. At our annual meeting held in 1997, the Directors’ Incentive Plan was amended to increase the number of shares of our Common Stock that may be issued upon exercise of options granted thereunder from 3,000,000 shares to 4,200,000 shares, as adjusted for the Splits.

At our annual meeting held in 1999, the Directors’ Incentive Plan was amended to increase the number of shares of our Common Stock that may be issued upon exercise of options granted thereunder from 4,200,000 shares to 7,200,000 shares, as adjusted for the Splits. At our annual meeting in 2005, the Directors’ Incentive Plan was amended to increase the number of shares of our Common Stock that may be issued upon exercise of options granted thereunder from 7,200,000 to 7,700,000 shares, as adjusted for the Splits. The Directors’ Incentive Plan currently provides for the granting to Non-Employee Directors of non-qualified options to purchase an aggregate of not more than 7,700,000 shares (subject to adjustment to reflect changes in capitalization) of Common Stock.

Under the Directors’ Incentive Plan, each new Non-Employee Director upon the date of his or her election or appointment will be granted a non-qualified option to purchase 20,000 shares of Common Stock. These initial options vest in four equal annual installments commencing on the first anniversary of the date of grant, assuming the Non-Employee Director remains a member of our Board of Directors. Each Non-Employee Director currently also receives non-qualified options to purchase 3,750 shares of Common Stock per quarter (15,000 shares annually). These options vest in full on the first anniversary of the date of the grant, assuming the Non-Employer Director is a member of our Board of Directors on that date. All options granted pursuant to the Directors’ Incentive Plan will expire no later than 10 years from the date of grant and, under the current terms of the Directors’ Incentive Plan, no option may be granted after June 30, 2015. If a Non-Employee Director terminates his or her service on the Board of Directors for any reason, options that were exercisable on the date of termination and that have not expired may be exercised at any time until the date of expiration of such options. In addition, if there is a change of control and within two years after such change of control a director ceases to be a Non-Employee Director for any reason, or is not nominated for election by our stockholders, all unvested portions of a stock option will automatically vest.

In 2005, pursuant to the Directors’ Incentive Plan, each of Messrs. Bowman, Casey and Morgan and Dr. Hayes, Kaplan and Robb received options to purchase a total of 52,500 shares of Common Stock. Such options were granted in the amount of 7,500 for each individual on each of March 15, 2005, June 15, 2005, September 15, 2005 and in the amount of 30,000 shares on December 29, 2005, at exercise prices, as adjusted for the 2006 Split, of $16.9350, $19.8550, $28.5000 and $32.4250 per share, respectively, the fair market value of the stock on the dates of the grants.

Board Independence

No director will be deemed to be independent unless the Board of Directors affirmatively determines that the director has no material relationship with us, directly or as an officer, stockholder or partner of an organization that has such a relationship. The Board of Directors observes all criteria for independence established by the National Association of Securities Dealers, Inc. (“NASD”). In its annual review of director independence, the Board of Directors has determined that all of our Non-Employee Directors, and a majority of all of our directors, may be classified as “independent” within the meaning of Rule 4200 of the NASD Marketplace Rules.

Board Meetings; Committees and Membership

The Board of Directors held nine meetings during 2005. During 2005, each of the directors then in office attended more than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings of all committees of the Board on which such director served. Our policy is to encourage our Board members to attend the Annual Meeting and any special meeting of stockholders. A majority of our directors attended the 2005 Annual Meeting of stockholders.

We maintain the following committees of the Board of Directors: the Executive Committee, the Management Compensation and Development Committee (referred to as the Compensation Committee), the Nominating and Governance Committee (referred to as the Nominating Committee) and the Audit Committee. Except for the Executive Committee, each of the committees are comprised entirely of directors who may be classified as “independent” within the meaning of Rule 4200 of the NASD Marketplace Rules. Other than the Executive Committee, each of the committees acts pursuant to a separate written charter, and each such charter has been adopted and approved by the Board of Directors. A copy of the Amended and Restated Audit Committee Charter is available on our website at http://www.celgene.com under the “Investor Relations” link in the “Corporate Governance” section. In addition, a copy of the Amended and Restated Audit Committee Charter and a copy of the Nominating Committee Charter have been filed as Appendix A and Appendix B, respectively, to our proxy statement for our 2004 annual meeting filed on April 29, 2004.

The Executive Committee

The Executive Committee’s current members are John W. Jackson, Chairman; Sol J. Barer and Richard C.E. Morgan. The Executive Committee held one meeting in 2005. The Executive Committee has and may exercise all of the powers and authority of our full Board of Directors, subject to certain exceptions.

The Compensation Committee

The Compensation Committee’s current members are Richard C.E. Morgan, Chairman; Jack L. Bowman and, since April 19, 2006, Michael D. Casey. The Compensation Committee annually reviews the total compensation package for all executive officers, including the Chief Executive Officer; considers modification of existing compensation and benefit programs and the adoption of new plans; administers the plans and reviews the compensation of non-employee members of the Board of Directors. The Compensation Committee has (i) the full power and authority to interpret the provisions and supervise the administration of our 1986 Stock Option Plan, the Anthrogenesis Corporation Qualified Employee Incentive Stock Option Plan, the Signal Pharmaceuticals, Inc. 2000 Equity Incentive Plan, the 1992 Long-Term Incentive Plan and the 1998 Stock Incentive Plan, (ii) the full power and authority to administer and interpret our non-qualified deferred compensation plans and (iii) the authority to review all matters relating to our personnel. The Compensation Committee met three times during 2005.

The Nominating Committee

The Nominating Committee’s current members are Jack L. Bowman, Chairman, Michael D. Casey and, since April 19, 2006, Rodman L. Drake. The Nominating Committee held two meetings in 2005. The Nominating Committee determines the criteria for nominating new directors, recommends to the Board of Directors candidates for nomination to the Board of Directors and oversees the evaluation of the Board of Directors. The Nominating Committee’s process to identify and evaluate candidates for nomination to the Board of Directors includes consideration of candidates for nomination to the Board of Directors recommended by stockholders. Such stockholder recommendations must be delivered to our Corporate Secretary, together with the information required to be filed in a Proxy Statement with the Securities and Exchange Commission regarding director nominees, and each such nominee must consent to serve as a director if elected, no later than the deadline for submission of stockholder proposals as set forth in our Bylaws and under the section of this Proxy Statement entitled “Stockholder Nominations.” In considering and evaluating such stockholder proposals that have been properly submitted, the Nominating Committee will apply substantially the same criteria that the Nominating Committee believes must be met by a Nominating Committee-recommended nominee as described below. To date, we have not received any recommendations from stockholders requesting that the Nominating Committee consider a candidate for inclusion among the Nominating Committee’s slate of nominees in our Proxy Statement.

In addition, certain identification and disclosure rules apply to director candidate proposals submitted to the Nominating Committee by any single stockholder or group of stockholders that has beneficially owned more than five percent of the Common Stock for at least one year, or a Qualified Stockholder Proposal. If the Nominating Committee receives a Qualified Stockholder Proposal that satisfies the necessary notice, information and consent provisions referenced above, the Proxy Statement will identify the candidate and the stockholder (or stockholder group) that recommended the candidate and disclose whether the Nominating Committee chose to nominate the candidate. However, no such identification or disclosure will be made without the written consent of both the stockholder (or stockholder group) and the candidate to be so identified. The procedures described in this paragraph are meant to establish additional requirements and are not meant to replace or limit stockholders’ general nomination rights in any way.

In evaluating director nominees, the Nominating Committee currently considers the following factors:

•	our needs with respect to the particular talents and experience of our directors;

•	the knowledge, skills and experience of nominees, including experience in business or finance, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board of Directors;

•	familiarity with our business and businesses similar or analogous to ours;

•	experience with accounting rules and practices and corporate governance principles; and

•	such other factors as the Nominating Committee deems are in our best interests and the best interests of our stockholders.

The Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. If any member of the Board does not wish to continue in service or if the Nominating Committee or the Board of Directors decides not to re-nominate a member for re-election, the Nominating Committee identifies the desired skills and experience of a new nominee, and discusses with the Board of Directors suggestions as to individuals who meet the criteria. The Nominating Committee may also utilize the services of an outside search firm to assist it in finding appropriate nominees for the Board of Directors.

The Audit Committee

The Audit Committee’s current members are Walter L. Robb, Chairman; Gilla Kaplan; Arthur Hull Hayes, Jr., Michael D. Casey and, since April 19, 2006, Rodman L. Drake. The Audit Committee held six meetings in 2005. Each of Dr. Robb and Mr. Casey is an “audit committee financial expert” within the meaning of the rules of the Securities and Exchange Commission and, as such, both Mr. Casey and Dr. Robb satisfy the requirements of Rule 4350 of the NASD. The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. In fulfilling its responsibility, the Audit Committee pre-approves, subject to stockholder ratification, the selection of our independent registered public accounting firm. The Audit Committee also reviews our consolidated financial statements and the adequacy of our internal controls. The Audit Committee meets at least quarterly with our management and our independent registered public accounting firm to review and discuss the results of audits or reviews of our consolidated financial statements, the evaluation of our internal audit controls, the overall quality of our financial reporting and our critical accounting policies and to approve any related-party transactions. The Audit Committee meets separately, at least quarterly, with the independent registered public accounting firm. In addition, the Audit Committee oversees our existing procedures for the receipt, retention and handling of complaints.

Code of Ethics

We have adopted a Code of Ethics that applies to our chief executive officer, senior financial officer and other financial professionals. This Code of Ethics is posted on our website, http://www.celgene.com (under the “Investor Relations” link in the “Corporate Governance” section). We intend to satisfy the disclosure requirement regarding any amendment to, or a waiver of, a provision of the Code of Ethics by posting such information on our website. We undertake to provide to any person a copy of this Code of Ethics upon request to our Corporate Secretary at our principal executive offices.

Stockholder Nominations

Our Bylaws provide that nominations for the election of directors may be made at the Annual Meeting: (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder who (i) is a stockholder of record on the date of the giving of the notice and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) complies with the notice procedures set forth below.

In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to our Corporate Secretary.

To be timely, a stockholder’s notice to the Corporate Secretary must be delivered to or mailed and received at our principal executive offices not less than sixty (60) days nor more than ninety (90) days prior to the date of the annual meeting; provided, however, that in the event that less than seventy (70) days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder (in order to be timely) must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

To be in proper written form, a stockholder’s notice to the Corporate Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director: (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of our capital stock which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice: (i) the name and record address of such stockholder, (ii) the class or series and number of shares of our capital stock which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in his or her notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and serving as a director if elected.

Stockholder Communications

Our Board of Directors has determined that, in order to facilitate communications with the Board of Directors, or any individual members or any Committees of the Board of Directors, stockholders should direct all communication in writing to our Corporate Secretary at our principal executive offices. Our Corporate Secretary will forward all such correspondence to the Board of Directors, individual members of the Board of Directors or applicable chair persons of any Committee of the Board of Directors, as appropriate.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Exchange Act, our Directors, Executive Officers and any persons holding more than 10 percent of the Common Stock are required to report their ownership of Common Stock and any changes in that ownership, on a timely basis, to the Securities and Exchange Commission. All applicable acquisitions and dispositions of Common Stock, including grants of options under our Directors’ Incentive Plan and the 1998 Stock Incentive Plan in 2005, were filed on a timely basis for the fiscal year 2005.

Audit Committee Report

Pursuant to rules adopted by the Securities and Exchange Commission designed to improve disclosures related to the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies, the Audit Committee of our Board of Directors submits the following report:

Audit Committee Report to Stockholders

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee is composed of five directors, each of whom is independent as defined by the National Association of Securities Dealers’ listing standards. The Audit Committee operates under a written charter approved by the Board of Directors and held six meetings in 2005. A copy of the charter has been filed as Appendix A to our proxy statement for our 2004 annual meeting filed on April 29, 2004 and is also available on the Company’s website at http://www.celgene.com under the “Investor Relations” link in the “Corporate Governance” section.

Management is responsible for the Company’s internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and the assessment of the Company’s internal control over financial reporting in accordance with Public Company Accounting Oversight Board (PCAOB) standards and to issue reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee has established a mechanism to receive, retain and process complaints on auditing, accounting and internal control issues including the confidential, anonymous submission by employees of concerns on questionable accounting and auditing matters.

In connection with these responsibilities, the Audit Committee met with management and the independent registered public accounting firm to review and discuss the December 31, 2005 consolidated financial statements. The Audit Committee also discussed with the independent registered public accounting firm the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent registered public accounting firm the firm’s independence.

Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm, and the Audit Committee’s review of the representations of management and the independent registered public accounting firm, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 to be filed with the Securities and Exchange Commission.

Respectfully submitted,
THE AUDIT COMMITTEE

Walter L. Robb, Ph.D., Chairman
Michael D. Casey
Rodman L. Drake
Arthur Hull Hayes, Jr., M.D.
Gilla Kaplan, Ph.D.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
FOR THE ELECTION OF EACH OF THE NOMINEES

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

The following table sets forth information about the compensation paid, or payable, by us for services rendered in all capacities to our Chief Executive Officer and each of our other two most highly compensated executive officers who earned more than $100,000, collectively referred to as the Named Executive Officers, for each of the last three fiscal years in which the Named Executive Officers served in such positions for all or part of the year.

		Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)		Restricted Stock Award(s) ($)	Securities Underlying Options #		LTIP Payouts ($)		All Other Compensation ($)
John W. Jackson(1)	2005	800,667	1,000,800	210,529	(2)	0	1,798,030	(3)	1,095,000	(4)	0
Chairman and	2004	770,000	924,000	204,800	(2)	0	350,000		0		0
Chief Executive	2003	690,313	1,131,606	187,578	(2)	0	500,000		0		13,390	(5)
Officer

Sol J. Barer, Ph.D.(6)	2005	640,667	600,600	139,183	(2)	0	984,538	(3)	876,000	(4)	0
President and	2004	616,000	554,400	135,500	(2)	0	210,000		0		0
Chief Operating	2003	552,250	678,964	124,400	(2)	0	315,000		0		0
Officer

Robert J. Hugin(7)	2005	560,667	420,500	95,575	(2)	0	866,486	(3)	766,500	(4)	0
Sr. V. P. & Chief	2004	539,000	388,080	93,150	(2)	0	140,000		0		0
Financial Officer	2003	483,219	475,275	86,794	(2)	0	227,500		0		0

(1)	Mr. Jackson retired from the office of Chief Executive Officer effective May 1, 2006 and was replaced by Sol J. Barer as of the same date. Mr. Jackson serves as the Executive Chairman of our Board of Directors.

(2)	Reflects value of matching contributions under our 401(k) plan and the non-qualified deferred compensation plans.

(3)	Includes reload options awarded under the 1998 Stock Incentive Plan. We have amended the 1998 Stock Incentive Plan to eliminate the reload feature for all stock options granted on or after October 1, 2004.

(4)	Reflects Long-Term Incentive Plan 2003-2005 payouts.

(5)	Reflects the imputed value of life insurance premiums relating to our “split-dollar” insurance policy for Mr. Jackson that was terminated in 2004 to comply with the provisions of the Sarbanes-Oxley Act of 2002.

(6)	Dr. Barer vacated the office of President and Chief Operating Officer and assumed the office of Chief Executive Officer effective May 1, 2006. He was replaced by Robert J. Hugin.

(7)	Mr. Hugin assumed the office of President and Chief Operating Officer effective May 1, 2006. He continues to serve as Chief Financial Officer until such time as the Board of Directors has appointed another individual to hold such office.

Service and Employment Agreements

Effective as of May 1, 2006, we entered into a new services agreement with Mr. Jackson. The services agreement provides that Mr. Jackson will continue as our employee and serve as Executive Chairman of the Board of Directors for a period ending December 31, 2006 and will serve as a consultant for the two-year period commencing on the date the Executive Chairman period terminates, unless terminated sooner or extended by mutual agreement. During the employment period, Mr. Jackson will provide oversight for succession of our executive leadership team, provide mentoring and coaching for the executive leadership team, and give advice to try to ensure the continuity of the business plan and leadership through the transition. As a consultant, Mr. Jackson will provide services as a senior level consultant on an as-needed basis with regard to such matters as mutually agreed to by Mr. Jackson and the Board of Directors and will provide us with consulting, business development and similar services of a non-operating nature relating to our strategic plan and business, customer and investor relations and product development.

As compensation for his services, we will pay Mr. Jackson an annual base salary of $811,200 while an employee and an annual consulting fee of $300,000 while a consultant. Mr. Jackson also is eligible to receive an annual target bonus of 100% of his annual base salary for the 2006 fiscal year. As an employee, Mr. Jackson will be entitled to continue to participate in all group health and insurance programs and all other fringe benefit or retirement plans which are generally available to our employees.

The services agreement provides that if Mr. Jackson’s relationship is terminated by us as a result of Mr. Jackson’s death or disability, Mr. Jackson is entitled to receive (x) a lump sum payment equal to his then annual base salary, a pro rata share of his annual target bonus (based on the assumption that all performance or other criteria had been met) and certain accrued benefits, if his relationship is as an employee at the time of termination, or (y) an amount equal to his annual consulting fee, if his relationship is as a consultant at the time of termination. If Mr. Jackson’s relationship is terminated by us without “cause” while an employee, Mr. Jackson is entitled to receive (i) a lump sum payment equal to the sum of the base salary that Mr. Jackson would have been entitled to receive from the date of termination through December 31, 2006, (ii) $600,000 and (iii) a pro rata share of his annual target bonus (based on the assumption that all performance or other criteria had been met) as well as certain accrued benefits. If Mr. Jackson’s relationship is terminated by us without “cause” while a consultant, Mr. Jackson is entitled to receive a lump sum payment equal to the consulting fee that Mr. Jackson would have been entitled to receive from the date of termination through the second anniversary of the date the Executive Chairman period terminates.

Following any termination of Mr. Jackson’s employment (other than by us for “cause”), Mr. Jackson and his spouse will be entitled to statutory continued health care benefits at our expense (subject to Mr. Jackson’s continued copayment of premiums at the same level and cost to Mr. Jackson as if Mr. Jackson were our employee). After the expiration of such statutory continued health benefits, we will purchase a private health insurance policy to cover Mr. Jackson and his spouse until they each become entitled to health benefits pursuant to Medicare or any other government-sponsored program. Such benefits will be provided on a tax-neutral basis to Mr. Jackson.

Further, if Mr. Jackson’s relationship is terminated by us without “cause” or because of disability or incapacitation or by Mr. Jackson for “good reason” at any time during the two-year period following a “change in control” or if he is terminated by us without “cause” or by Mr. Jackson for “good reason” during the 90-day period prior to a “change in control,” Mr. Jackson is entitled to receive a lump sum payment equal to three times his then annual base salary plus three times his highest annual bonus paid within the three years prior to the change in control, certain accrued benefits and, upon the occurrence of a “change in control,” full and immediate vesting of all stock options and equity awards; provided, however, that such payment will be reduced by any payments made to Mr. Jackson prior to the “change in control” on account of Mr.

Jackson’s termination. A “change in control” will be relevant only to the extent that it occurs while Mr. Jackson is an employee or if it results within 12 months after an unsolicited approach by the chief executive officer of a third party is first discussed at a formal meeting of the Board of Directors while Mr. Jackson was an employee (in which case the date of the change in control will be deemed to be the date the unsolicited approach by a third party is first discussed at a formal meeting of the Board).

Effective as of May 1, 2006, we entered into new employment agreements with Dr. Barer and Mr. Hugin. The employment agreements have an initial term of three years, which automatically extends for successive one-year terms unless either we or the executive provide written notice to the other, at least six months prior to the expiration of the then term, of such party’s intention to terminate the executive’s employment at the end of such term, unless terminated sooner as provided in the employment agreements. The employment agreements provide for an initial annual base salary of $750,000 and $626,000 and an annual target bonus of 100% and 75% of annual base salary, respectively, for each of Dr. Barer and Mr. Hugin. The employment agreements also provide that the executives are entitled to continue to participate in all group health and insurance programs and all other fringe benefit or retirement plans which are generally available to our employees.

The employment agreements provide that if Dr. Barer’s or Mr. Hugin’s employment is terminated by us without “cause” or because of death or disability, the executive is entitled to receive a lump sum payment equal to the executive’s then annual base salary, a pro rata share of the executive’s annual target bonus (based on the assumption that all performance or other criteria had been met) and certain accrued benefits. Further, if Dr. Barer’s or Mr. Hugin’s employment is terminated by us without “cause” or because of disability or incapacitation or by the executive for “good reason” at any time during the two-year period following a “change in control” or if their employment is terminated by us without “cause” or by the executive for “good reason” during the 90-day period prior to a “change in control,” the executive is entitled to receive a lump sum payment equal to three times the executive’s then annual base salary plus three times the executive’s highest annual bonus paid within the three years prior to the change in control, certain accrued benefits, payment of health and welfare premiums for the executive and his dependants for a maximum of three years or, in certain instances, substitute arrangements on a similar tax basis and, upon the occurrence of a “change in control,” full and immediate vesting of all stock options and equity awards; provided, however, that such payment will be reduced by any payments made to the executive prior to the “change in control” on account of the executive’s termination.

Dr. Barer and Messrs. Jackson and Hugin may also be entitled to receive a gross-up payment in certain circumstances if payments or benefits provided trigger an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, but only if the payments and benefits provided exceed 105% of the greatest amount that could be paid without triggering the excise tax. If the payments and benefits provided do not exceed 105% of the greatest amount that could be paid without triggering the excise tax, then the payments and benefits will be reduced to the greatest amount that could be paid without triggering the excise tax.

Dr. Barer and Messrs. Jackson and Hugin are subject to a non-competition provision which applies during the period they are employed by us and until the first anniversary of the date their employment terminates (or, if change in control payments and benefits are paid, generally the second anniversary of the later of the date their employment terminates or the change in control date).

Stock Option Grants for Fiscal 2005

The following table provides information concerning grants of stock options to the following Named Executive Officers during the 2005 fiscal year. These grants have been adjusted for the Splits.

OPTION GRANTS DURING FISCAL 2005

							Potential Realizable Value Assumed Annual Rates of Price Appreciation for Option Term
Name	Date of Grant		Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees in 2005(2)	Exercise Price Per Share	Expiration Date	5%	10%
John W. Jackson	12/29/05		200,000	1.4%	$34.0450	12/29/15	$4,285,109	$10,861,018
	12/29/05		200,000	1.4%	$35.6700	12/29/15	$4,489,641	$11,379,425
	10/14/05		50,000	*	$25.8500	10/04/15	$810,596	$2,052,916
	07/05/05		50,000	*	$20.6050	07/05/15	$648,367	$1,643,349
	04/05/05		50,000	*	$17.1150	04/05/15	$538,549	$1,365,005
	02/15/05		200,000	1.4%	$14.2500	02/15/15	$1,793,591	$4,546,028
	01/04/05		50,000	*	$12.5850	01/4/15	$396,006	$1,003,715
	09/02/05	(3)	227,834	1.6%	$25.6750	01/17/11	$1,755,144	$3,916,936
	09/02/05	(3)	233,238	1.6%	$25.6750	01/25/12	$2,194,779	$5,032,664
	09/02/05	(3)	55,570	*	$25.6750	06/18/12	$561,074	$1,300,382
	09/02/05	(3)	57,638	*	$25.6750	12/31/12	$636,686	$1,497,314
	09/02/05	(3)	240,314	1.7%	$25.6750	06/10/13	$2,846,554	$6,775,826
	09/02/05	(3)	127,824	*	$25.6750	06/10/13	$1,514,094	$3.604,089
	09/02/05	(3)	55,612	*	$25.6750	10/22/12	$595,287	$1,392,653

Sol J. Barer, Ph.D.	12/29/05		200,000	1.4%	$34.0450	12/29/15	$4,285,109	$10,861,018
	12/29/05		200,000	1.4%	$35.6700	12/29/15	$4,489,641	$11,379,425
	10/04/05		30,000	*	$26.7350	10/04/15	$504,754	$1,279,348
	07/05/05		30,000	*	$20.6050	07/05/15	$389,020	$986,009
	04/05/05		30,000	*	$17.1150	04/05/15	$323,130	$819,003
	02/15/05		120,000	*	$14.2500	02/15/15	$1,076,155	$2,727,617
	01/04/05		30,000	*	$12.5850	01/04/15	$237,604	$602,229
	09/07/05	(3)	108,534	*	$26.3500	01/17/11	$855,601	$1,908,749
	09/07/05	(3)	111,488	*	$26.3500	01/25/12	$1,074,005	$2,461,808
	09/07/05	(3)	27,666	*	$26.3500	06/18/12	$286,001	$662,609
	09/07/05	(3)	27,686	*	$26.3500	10/22/12	$303,460	$709,669
	09/07/05	(3)	40,490	*	$26.3500	06/10/13	$491,177	$1,168,738
	09/07/05	(3)	28,674	*	$26.3500	12/31/12	$324,347	$762,490

Robert J. Hugin	12/29/05		120,000	*	$34.0450	12/29/15	$2,571,065	$6,516,611
	12/29/05		120,000	*	$35.6700	12/29/15	$2,693,785	$6,827,655
	10/04/05		20,000	*	$26.7350	10/04/15	$336,503	$852,899
	07/05/05		20,000	*	$20.6050	07/05/15	$259,347	$657,340
	04/05/05		20,000	*	$17.1150	04/05/15	$215,420	$546,002
	02/15/05		80,000	*	$14.2500	02/15/15	$717,436	$1,818,411
	01/04/05		20,000	*	$12.5850	01/04/15	$158,402	$401,486

							Potential Realizable Value Assumed Annual Rates of Price Appreciation for Option Term
Name	Date of Grant		Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees in 2005(2)	Exercise Price Per Share	Expiration Date	5%	10%

Robert J. Hugin (Continued)	09/02/05	(3)	73,538	*	$25.6750	01/17/11	$566,508	$1,264,270
	09/02/05	(3)	47,934	*	$25.6750	06/10/13	$567,785	$1,351,533
	09/02/05	(3)	25,958	*	$25.6750	01/21/14	$337,214	$816,524
	09/02/05	(3)	184,134	1.3%	$25.6750	06/10/13	$2,181,094	$5,191,790
	09/02/05	(3)	20,172	*	$25.6750	12/31/12	$222,826	$524,026
	09/02/05	(3)	75,838	*	$25.6750	01/25/12	$713,639	$1,636,385
	09/02/05	(3)	19,448	*	$25.6750	06/18/12	$196,361	$455,099
	09/02/05	(3)	19,464	*	$25.6750	10/22/12	$208,348	$487,424

*	Less than one percent (1%)

(1)	All options granted in 2005 were granted pursuant to our 1998 Stock Incentive Plan. The grants excluding the 12/29/2005 grant to each of the Named Executive Officers are vested in annual increments of 25% of each total grant, beginning on the date of grant. The 12/29/2005 grants (which were 2006 option awards that were granted on an early basis) were vested at 100% at the time of the grant. All options except the 12/29/2005 grants were granted at the fair market value of Common Stock on the effective date of grant. The 12/29/2005 grants were issued with half the options at a 5% premium of the fair market value and half the options at 10% premium of the fair market value.

(2)	The total number of options granted to employees in 2005 was 14,275,630.

(3)	These options are reload options, granted following the exercise of options with a reload feature. We have amended the 1998 Stock Incentive Plan to eliminate the reload feature for all stock options granted on or after October 1, 2004.

Option Exercises and Values for Fiscal 2005

The following table sets forth information for each of the Named Executive Officers with respect to the value of options exercised during the year ended December 31, 2005, and the value of outstanding and unexercised options held as of December 31, 2005. There were no stock appreciation rights exercised during 2005 and none were outstanding as of December 31, 2005.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-the-Money Options at December 31, 2005(2)
Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Exercisable(3)	Unexercisable	Exercisable(3)	Unexercisable
John W. Jackson	2,643,284	41,961,839	5,722,026	—	108,261,506	—
Sol J. Barer, Ph.D.	1,568,884	33,719,410	3,877,742	—	72,686,327	—
Robert J. Hugin	1,054,600	17,768,932	2,998,286	—	60,442,602	—

(1)	Represents the difference between the average high and low trading price of the Common Stock on the NASDAQ National Market on the date the shares were acquired upon exercise and the exercise price of the options exercised multiplied by the number of shares acquired upon exercise.

(2)	Represents the difference between the closing market price of the Common Stock as reported by NASDAQ on December 31, 2005 of $32.40 per share and the exercise price per share of the in-the-money options multiplied by the number of shares underlying the in-the-money options.

(3)	Represents vested options under the 1992 Long-Term Incentive Plan and vested and unvested options under the 1998 Stock Incentive Plan, which may be exercised under the provisions of each of the plans. Shares of stock underlying unvested options which may be acquired upon exercise of such option (with a value of in-the-money options of $17,338,428 for Mr. Jackson, $8,630,387 for Dr. Barer and $7,501,145 for Mr. Hugin) may not be sold until such options are fully vested.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes shares of our Common Stock to be issued upon exercise of options and warrants, the weighted-average exercise price of outstanding options and warrants and options available for future issuance pursuant to our equity compensation plans as of December 31, 2005:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Remaining Available Number of Securities For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	47,835,010	$13.91	2,547,992

Equity compensation plans not approved by security holders	3,164,064	$9.11	—

Total	50,990,074	$13.61	2,547,992

The Anthrogenesis Corporation Qualified Employee Incentive Stock Option Plan, or the Qualified Plan, has not been approved by our stockholders. As a result of our acquisition of Anthrogenesis in December of 2002, we acquired the Qualified Plan and the Anthrogenesis Non-Qualified Recruiting and Retention Stock Option Plan, or the Non-Qualified Plan. No future awards will be granted under the Non-Qualified Plan. The Qualified Plan authorizes the award of incentive stock options, which are stock options that qualify for special federal income tax treatment. The exercise price of any stock option granted under the Qualified Plan may not be less than the fair market value of the Common Stock on the date of grant. In general, each option granted under the Qualified Plan vests evenly over a four-year period and expires ten years from the date of grant, subject to earlier expiration in case of termination of employment. The vesting period is subject to certain acceleration provisions if a change in control occurs. No award will be granted under the Qualified Plan on or after December 31, 2008.

Compensation Committee Report

The Compensation Committee annually reviews the performance and total compensation package and policies for all executive officers, considers the modification of existing compensation and employee benefit programs and the adoption of new plans, administers the 1986 Stock Option Plan, the Qualified Plan, the Signal Pharmaceuticals, Inc. 2000 Equity Incentive Plan, the 1992 Long-Term Incentive Plan, the 1998 Stock Incentive Plan and the non-qualified deferred compensation plans. The Compensation Committee also reviews the compensation and benefits of Non-Employee Directors. The Compensation Committee is composed solely of independent outside directors.

Executive Compensation Policies and Programs

Our executive compensation program is part of a company-wide program covering all employees. The program’s goals are to attract, retain and motivate employees, and it utilizes incentives such that employees and stockholders share in common goals. The compensation program is designed to link compensation to performance.

A portion of each employee’s compensation relates to the grant of stock options, and such grants are based on the successful attainment of strategic corporate, commercial and individual goals.

We do not have a pension plan (other than the 401(k) Plan) or other capital accumulation program. Grants of stock options are therefore of great importance to executives as well as all employees. Any long-term value to be derived from such grants will be consistent with stockholder gains.

On and after September 19, 2000, stock options granted to executives at the vice-president level and above contain a reload feature which provides that if (1) the optionee exercises all or any portion of the stock option (a) at least six months prior to the expiration of the stock option, (b) while employed by us or one of our affiliates and (c) prior to the expiration date of the 1998 Stock Incentive Plan and (2) the optionee pays the exercise price for the portion of the stock option so exercised or pays applicable withholding taxes by using Common Stock owned by the optionee for at least six months prior to the date of exercise, the optionee shall be granted a new stock option under the 1998 Stock Incentive Plan on the date all or any portion of the stock option is exercised to purchase the number of shares of Common Stock equal to the number of shares of Common Stock exchanged by the optionee to exercise the stock option or to pay withholding taxes thereon. The reload stock option will be exercisable on the same terms and conditions as apply to the original stock option except that (x) the reload stock option will become exercisable in full on the day that is six months after the date the original stock option is exercised, (y) the exercise price shall be the fair market value (as defined in the 1998 Stock Incentive Plan) of Common Stock on the date the reload stock option is granted and (z) the expiration of the reload stock option will be the date of expiration of the original stock option. An optionee may not reload the reload stock option unless otherwise permitted by the Compensation Committee. Stock options granted after October 1, 2004 do not contain any reload feature.

Executive and employee compensation includes salary, bonus payments, employment-related benefits and incentive compensation:

Salary.  Salaries are intended to be competitive relative to the biotechnology and pharmaceutical industries — industries in which we compete for our highly skilled talent. Individual experience and performance is considered when setting salaries within the range for each position. Annual reviews are held and adjustments are made based on attainment of individual goals and market-wide changes in salaries for comparable positions and qualifications.

Bonus Plan.  Our total cash compensation, in addition to base salaries, includes annual bonus eligibility for executives and some other employee levels. The purpose of this compensation is to provide a variable compensation component for executives and employees who achieve annual corporate, business unit and individual goals. Individual goals are set annually based upon our corporate-wide objectives to focus and motivate employees to achieve key business targets and to create employee ownership. The Executive Bonus Plan for officers is based exclusively on achievement of our key performance measures established and approved by the Compensation Committee of the Board of Directors.

Deferred Compensation.  Certain designated executives may elect to defer the receipt of a portion of their base salary and bonuses, the receipt of restricted stock and the delivery of stock option gains to our non-qualified deferred compensation plans, an unfunded non-qualified deferred compensation arrangement. We make a matching contribution to the non-qualified deferred compensation plans on behalf of certain executives in the plan at a rate specified by the Compensation Committee.

Benefits.  All employees are eligible for similar benefits, such as medical, dental, vision, disability and life insurance.

Incentive Compensation.  A stock incentive program is established annually. The purpose of this program is to provide financial incentives to executives and employees to achieve annual corporate, business unit and individual goals. The stock incentive program also aligns executive and employee interests with those of stockholders by using grants of stock options. Such grants vest over time, thereby encouraging continued employment with us. The size of grants is tied to comparable biotechnology industry practices. To determine such comparative data, we rely on outside compensation consultants and third-party industry surveys.

Under our 2005 incentive program, it was agreed that we would grant at a future date options to purchase shares of Common Stock, subject to the achievement of certain 2005 goals. A similar incentive program has been designed for 2006 based on attainment of corporate, business unit and individual goals. The program is open to all regular full-time employees with at least three months of service, other than our executive officers.

In 2003, we established a performance incentive program under our 1998 Stock Incentive Plan, which is a long-term program, designed to provide key officers and executives with specified incentive opportunities contingent upon achievement of pre-established corporate performance objectives and continued employment. The goals of the program are to create focus on key long-term objectives over time while creating a retention vehicle to ensure management continuity in key functional areas. The 2004 performance cycle began on January 1, 2004 and will end on December 31, 2006, referred to as the 2004 Cycle. The 2005 performance cycle began on January 1, 2005 and will end on December 31, 2007, referred to as the 2005 Cycle. The 2006 performance cycle began on January 1, 2006 and will end on December 31, 2008, referred to as the 2006 Cycle. The 2004 Cycle, the 2005 Cycle and the 2006 Cycle are collectively referred to as the Performance Cycles. Performance measures for each of the Performance Cycles are based on the following components: 25% on earnings per share, 25% on net income and 50% on revenue.

For each of the Performance Cycles, performance awards are expressed as a percentage of base salary. While such awards are denominated in cash, they are payable in cash or shares (converted from cash at the time of payment) at the discretion of the Compensation Committee. It is also anticipated that each Named Executive Officer will participate in the performance incentive program.

Chief Executive Officer Compensation.  Mr. Jackson received a salary of $800,667 for 2005. Mr. Jackson also received a bonus of $2,095,800 for 2005. Mr. Jackson’s bonus is based solely on the achievement of key performance objectives for us that were approved and measured by the Compensation Committee of the Board of Directors. Factors considered in determining Mr. Jackson’s bonus included the successful attainment of certain revenue and earnings targets, and several important milestones in the development of our products, as well as comparisons to total direct compensation packages of chief executive officers at corporations within our industry that are of comparable size.

Policy with Respect to Compensation Deductibility.  Our policy with respect to the deductibility limit of Section 162(m) of the Code generally is to preserve the federal income tax deductibility of compensation paid when it is appropriate and is in the best interest of us and our stockholders. However, we reserve the right to authorize the payment of non-deductible compensation if we deem that it is appropriate.

Members of the Compensation Committee:

Richard C.E. Morgan, Chairman
Jack L. Bowman
Michael D. Casey

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Richard C.E. Morgan, Chairman; Jack L. Bowman and Michael D. Casey. Each is an independent outside director. There were no interlocks among any of the members of the Compensation Committee and any of our executive officers.

Performance Graph

The following graph shows changes over the past five years in the value of $100 invested in: 1) our Common Stock; 2) the Standard & Poor’s 500 Index; 3) the NASDAQ Stock Market (U.S.) Index; and 4) the NASDAQ Pharmaceutical Index.

The graph shows the value of $100 invested on December 31, 2000 in our Common Stock or in one of the indexes, as applicable, including reinvestment of dividends, at December 31 for each of 2000–2005.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
AMONG CELGENE CORPORATION, THE S & P 500 INDEX,
THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE NASDAQ
PHARMACEUTICAL INDEX

DOLLARS
450
400
350
300
250
200
150
100
50
0
12/00
12/01
12/02
12/03
12/04
12/05
CELGENE CORPORATION
S & P 500
NASDAQ STOCK MARKET (U.S.)
NASDAQ PHARMACEUTICAL

	Cumulative Total Return
	12/00	12/01	12/02	12/03	12/04	12/05
CELGENE CORPORATION	100.00	98.22	66.06	138.09	163.20	398.77
S & P 500	100.00	88.12	68.64	88.33	97.94	102.75
NASDAQ STOCK MARKET (U.S.)	100.00	79.08	55.95	83.35	90.64	92.73
NASDAQ PHARMACEUTICAL	100.00	85.35	53.53	77.72	84.27	92.80

*	$100 INVESTED ON 12/31/00 IN STOCK OR INDEX — INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

The foregoing graph is based on historical data and is not necessarily indicative of future performance. This graph shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulations 14A and 14C under the Exchange Act or to the liabilities of Section 18 under the Exchange Act.

PROPOSAL TWO:
APPROVAL OF THE AMENDMENT
TO THE 1998 STOCK INCENTIVE PLAN

Our stockholders are asked to approve an amendment to our 1998 Stock Incentive Plan, which was approved by the Board of Directors on April 19, 2006, subject to stockholder approval, that would (i) increase the aggregate number of shares our Common Stock that may be subject to awards thereunder from 62,000,000 (as adjusted for the Splits to 84,000,000 (the “Share Limit”)), (ii) remove the limit on the number of shares of our Common Stock which may be subject to awards of restricted stock and performance-based awards denominated in shares of Common Stock under the 1998 Stock Incentive Plan and (iii) provide that each share of our Common Stock Subject to awards of restricted stock or performance-based awards denominated in shares of Common Stock under the 1998 Stock Incentive Plan will be counted as 1.6 shares against the Share Limit. The affirmative vote of the holders of at least a majority of the votes cast in person or by proxy at the Annual Meeting is required to approve the amendment to the 1998 Stock Incentive Plan.

Selected Related Securities† Data	As of 3/31/06
Total Options Outstanding	46,211,620
Weighted Average Strike Price	$14.49
Weighted Average Remaining Life (Yrs)	6.81
Total Options available for grant under all plans*	2,751,876

*	The following number of shares of our Common Stock are currently available for grants under our various equity incentive plans: 1998 Stock Incentive Plan — 1,938,384; Directors’ Incentive Plan — 678,700; the Anthrogenesis Corporation Qualified Employee Incentive Stock Option Plan — 134,792.

†	$400.0 million of unsecured convertible notes are convertible into 33,022,360 shares of our common stock at a conversion price of approximately $12.1125 per share, as adjusted for the Splits.

Background of the Proposal to Amend the 1998 Stock Incentive Plan

As of March 31, 2006, options to purchase 60,061,616 shares of Common Stock (as adjusted for the Splits) have been granted under the 1998 Stock Incentive Plan (including 17,307 shares that were subject to awards that expired and became available for awards again) at exercise prices based on the fair market value of the shares of our Common Stock ranging from $0.6667 to $42.44. As of April 27, 2006, the closing price of a share of Common Stock was $42.39.

The Board of Directors believes that stock ownership by employees provides performance incentives and fosters long-term commitment to our benefit and the benefit of our stockholders. As of March 31, 2006, only 1,938,384 shares remain available for future grants to our employees out of the aggregate of 62,000,000 shares of Common Stock authorized for grants under the 1998 Stock Incentive Plan (as adjusted for the Splits). Although we maintain various stock option plans, shares available for option grants under those plans cannot be used for option grants under the 1998 Stock Incentive Plan. For example, under the Anthrogenesis Corporation Qualified Employee Incentive Stock Option Plan, which presently has 134,792 shares available for future option grants, options may only be used for employees of the Cellular Therapeutics Division; under the Directors’ Incentive Plan (with only 678,700 shares remaining for future grants), options are only available for grants to Non-Employee Directors; and no future options will be granted out of Signal Pharmaceuticals, Inc. 2000 Equity Incentive Plan, under which options in the past had been granted to certain employees of the San Diego Research Division. The Board of Directors believes that the increase will provide an adequate reserve of shares of Common Stock under the 1998 Stock Incentive Plan to allow us to compete successfully with other companies in attracting and retaining valuable employees.

In addition, the Board of Directors believes that counting each share of restricted stock and performance-based awards denominated in shares of Common Stock as a higher ratio of shares granted under the 1998 Stock Incentive Plan will provide it with greater flexibility in choosing the appropriate mix of awards to grant under the 1998 Stock Incentive Plan than the Board of Directors currently has with the limit of the number of shares of restricted stock and performance-based awards denominated in shares of Common Stock.

Accordingly, the Board of Directors recommends that stockholders approve the amendment to the 1998 Stock Incentive Plan to increase the aggregate number of shares of our Common Stock that may be subject to awards as described below, to remove the limit on the number of shares of our Common Stock which may be subject to awards of restricted stock and performance-based awards denominated in shares of Common Stock under the 1998 Stock Incentive Plan and to provide that each share of our Common Stock subject to awards of restricted stock or performance-based awards denominated in shares of Common Stock under the 1998 Stock Incentive Plan will be counted as 1.6 shares against the Share Limit. The following is a brief summary of the principal provisions of the 1998 Stock Incentive Plan, as amended. This summary does not purport to be complete and is qualified in its entirety by reference to the text of the 1998 Stock Incentive Plan, a copy of which may be obtained upon written request to us at our principal business address.

While we do not have a history of repricing stock options, in recognition of recent trends in corporate governance (including the rules governing Nasdaq), we have a policy that we will not, without stockholder approval, either (i) reduce the exercise price of an outstanding stock option, or (ii) simultaneously cancel stock options for which the exercise price exceeds the then current fair market value of the underlying Common Stock and grant a new stock option with an exercise price equal to the then current fair market value of the underlying current stock.

Summary of the 1998 Stock Incentive Plan.

Purpose; Eligibility.  The purpose of the 1998 Stock Incentive Plan is to enable us and our affiliates to attract, retain and motivate key employees who are important to our success and growth, and to strengthen the mutuality of interests between such individuals and our stockholders by granting such individuals stock-based incentives and other equity interests in us.

Administration.  The 1998 Stock Incentive Plan is administered by the Compensation Committee or such other committee or subcommittee appointed from time to time by the Board (referred to as the “Committee”), which is intended to consist of two or more Non-Employee Directors, each of whom will be, to the extent required by Rule 16b-3 under the Exchange Act, Section 162(m) of the Code and NASD Rules, a non-employee director as defined in Rule 16b-3, an outside director as defined under Section 162(m) of the Code and an independent director as defined under NASD Rule 4200(a)(15) (referred to as the Committee). If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 of the Exchange Act or Section 162(m) of the Code, the validity of the awards, grants, interpretation or other actions of the Committee will not be affected. The Committee has the full authority to select those individuals eligible to receive awards and the amount and type of awards. Awards under the 1998 Stock Incentive Plan may not be made on or after the tenth anniversary of the date of its adoption, but awards granted prior to such date may extend beyond that date.

Types of Awards. The 1998 Stock Incentive Plan provides for the grant of any or all of the following types of awards: (i) stock options, including incentive stock options and non-qualified stock options; (ii) stock appreciation rights, in tandem with stock options or freestanding; (iii) restricted stock; and (iv) performance-based awards.

Stock Options.  Options may be in the form of incentive stock options or non-qualified stock options. The Committee will, with regard to each stock option, determine the number of shares subject to the option, the term of the option (which shall not exceed ten years, provided, however, that the term of an incentive stock option granted to a 10% stockholder shall not exceed five years), the exercise price per share of stock subject to the option, the vesting schedule (if any) and the other material terms of the option. No stock option may have an exercise price less than the fair market value (as defined in the 1998 Stock Incentive Plan) of the Common Stock at the time of grant (or, in the case of an incentive stock option granted to a 10% stockholder, 110% of the fair market value of the Common Stock).

The exercise price upon exercise may be paid in cash, shares of Common Stock owned by the recipient for at least six months and for which the recipient has good title free and clear of any liens or encumbrances or, if the Common Stock is traded on a national securities exchange, to the extent permitted by law, through the delivery of irrevocable instructions to a broker to deliver to us an amount equal to the exercise price. The Committee may also provide, at the time of grant, that the shares to be issued upon the exercise of a stock option be in the form of restricted stock or may reserve a right to do so after the time of grant.

Stock Appreciation Rights or SARs.  The Committee may grant SARs either with a stock option, referred to as Tandem SARs, or independent of a stock option, referred to as Non-Tandem SARs. A SAR is a right to receive a payment in Common Stock, equal in value to the excess of the fair market value of a share of Common Stock on the date of exercise over the reference price per share of Common Stock established in connection with the grant of the SAR. The reference price per share covered by a SAR will be the per share exercise price of the related option in the case of a Tandem SAR and will be the per share fair market value of Common Stock on the date of the grant in the case of a Non-Tandem SAR. The Committee may also grant “limited SARs,” either as Tandem SARs or Non-Tandem SARs, which may become exercisable only upon the occurrence of a Change in Control (as defined in the 1998 Stock Incentive Plan) or such other event as the Committee may, in its sole discretion, designate at the time of grant or thereafter.

Restricted Stock.  The Committee may award shares of restricted stock. Upon the award of restricted stock, the recipient has all rights of a stockholder with respect to the shares, including, without limitation, the right to receive dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of the shares of restricted stock, the right to tender such shares. Unless otherwise determined by the Committee at grant, the payment of dividends, if any, shall be deferred until the date that the relevant share of restricted stock vests.

Recipients of restricted stock are required to enter into a restricted stock award agreement with us which states the restrictions to which the shares are subject and the criteria or date or dates on which such restrictions will lapse. Within these limits, based on service, attainment of performance goals and such other factors as the Committee may determine in its sole discretion, or a combination thereof, the Committee may provide for the lapse of such restrictions in installments in whole or in part or may accelerate or waive such restrictions at any time. If the lapse of the relevant restriction is based on the attainment of performance goals, the Committee shall establish the goals, formulae or standards and the applicable vesting percentage for the restricted stock awards applicable to recipients. Restricted stock may also be granted based upon the attainment of performance goals.

Restricted stock is subject to a minimum vesting schedule of one year, except that unvested restricted stock will become vested upon retirement, disability, death, involuntary termination of employment without cause or a change in control.

Performance-Based Awards.  The Committee may award Common Stock and other awards (including awards of cash) that are valued in whole or in part by reference to, or are payable in or otherwise based on, Common Stock or the attainment of pre-established performance goals, or Performance Awards. Performance Awards are subject to a minimum vesting schedule of one year, except that unvested Performance Awards become vested upon retirement, disability, death, involuntary termination of employment without cause or a change in control.

Performance Awards may be granted either alone or in addition to or in tandem with stock options, stock appreciation rights, or restricted stock. Performance Awards may be paid in Common Stock, restricted stock or cash as the Committee may determine at grant and they will be subject to such other terms and conditions as the Committee may prescribe, including the attainment of performance goals established by the Committee for a specified performance period (which period may not exceed three years). These awards may be designed to comply with Section 162(m) of the Code so as to preserve the tax deductibility of such awards.

If the awards are intended to comply with Section 162(m) of the Code, the performance goals will be based on one or more of the following criteria: (i) revenues, income before income taxes and extraordinary items, net income, operating income, earnings before income tax, earnings before interest, taxes, depreciation and amortization or a combination of any or all of the foregoing; (ii) after-tax or pre-tax profits; (iii) operational cash flow; (iv) level of, reduction of, or other specified objectives with regard to our bank debt or other long-term or short-term public or private debt or other similar financial obligations; (v) earnings per share or earnings per share from continuing operations; (vi) return on capital employed or return on invested capital; (vii) after-tax or pre-tax return on stockholders’ equity; (viii) economic value-added targets; (ix) fair market value of the shares of Common Stock; (x) the growth in the value of an investment in Common Stock assuming the reinvestment of dividends; (xi) filing of a new drug application or the approval of such application by the U.S. Food and Drug Administration; (xii) launch of a new drug; (xiii) research and development milestones; (xiv) successful completion of clinical trial phases or (xv) level of, reduction of, or other specified objectives with regard to limiting the level in or increase in all or a portion of controllable expenses or costs or other expenses or costs. In addition, such performance goals may be based upon the attainment of specified levels of our (or our subsidiary, division or other operational unit) performance under one or more of the measures described above relative to the performance of other corporations. To the extent permitted under the Code, the Committee may: (i) designate additional business criteria on which the performance goals may be based; or (ii) adjust, modify or amend the aforementioned business criteria.

Amendment and Termination.  The 1998 Stock Incentive Plan provides that it may be amended, in whole or in part, suspended or terminated by the Board of Directors, except that no such amendment, suspension or termination will be made without stockholder approval to the extent such approval is required by any exchange or system on which our securities are listed or traded, applicable state law, the exception for performance-based compensation under Section 162(m) of the Code or Section 422 of the Code (with respect to ISOs).

Share and Other Limitations.  As currently in effect, a maximum of 62,000,000 shares of Common Stock may be issued or used for reference purposes pursuant to the 1998 Stock Incentive Plan, as amended, although only 1,500,000 shares may be issued or used for reference purposes for restricted stock or performance awards denominated in Common Stock (as adjusted for the Splits). If this Proposal is approved by stockholders, a maximum of 84,000,000 shares of Common Stock may be issued or used for reference purposes under the 1998 Stock Incentive Plan and there will be no sublimit on the number of shares of our Common Stock that may be issued or used for reference purposes for awards of restricted stock or performance awards denominated in Common Stock. Each share of our Common Stock subject to awards of restricted stock or performance awards denominated in Common Stock under the 1998 Stock Incentive Plan will be counted as 1.6 shares against the Share Limit.

The maximum number of shares of Common Stock subject to stock options, SARs or Performance Awards denominated in shares of Common Stock that may be granted to any individual under the 1998 Stock Incentive Plan shall be 3,000,000 (as adjusted for the Splits) for any fiscal year (or, with respect to Performance Awards, pro-rated if the performance period is less than three consecutive fiscal years) during the term of the 1998 Stock Incentive Plan. The maximum payment under any Performance Award denominated in cash shall be $4,000,000 for any fiscal year (pro-rated if the performance period is less than three consecutive fiscal years). If a SAR or a limited SAR is granted in tandem with a stock option, it shall apply against the individual limits for both stock options and SARs, but only once against the maximum number of shares available under the 1998 Stock Incentive Plan. To the extent that shares of Common Stock for which stock options or SARs are permitted to be granted to a recipient during a calendar year are not covered by a grant of a stock option or a SAR during the calendar year, such shares of Common Stock shall not be available for grant or issuance to the recipient in any subsequent calendar year during the term of the 1998 Stock Incentive Plan. To the extent that shares of Common Stock for which stock options or SARs are permitted to be granted to a recipient during a calendar year are not covered by a grant of a stock option or a SAR during the calendar year, such shares of Common Stock shall not be available for grant or issuance to the recipient in any subsequent calendar year during the term of the 1998 Stock Incentive Plan.

The Committee may make appropriate adjustments to the number of shares available for awards and the terms of outstanding awards under the 1998 Stock Incentive Plan to reflect any change in our capital structure or business, stock dividend, stock split, recapitalization, reorganization, merger, consolidation or sale of all or substantially all of our assets.

Change in Control.  Unless determined otherwise by the Committee at the time of grant, upon a Change in Control (as defined in the 1998 Stock Incentive Plan), all vesting and forfeiture conditions, restrictions and limitations in effect with respect to any outstanding award will immediately lapse and any unvested awards will automatically become 100% vested. However, unless otherwise determined by the Committee at the time of grant or thereafter, no acceleration of exercisability shall occur with regard to certain stock options that the Committee reasonably determines in good faith prior to a Change in Control will be honored or assumed or new rights substituted therefor by a recipient’s employer immediately following the Change in Control. The Committee may also, in its sole discretion, provide for accelerated vesting of an award at any time.

Transferability.  Although awards will generally be nontransferable (except by will or the laws of descent and distribution), the Committee may determine at the time of grant or thereafter that a non-qualified stock option that is otherwise nontransferable is transferable in whole or in part and in such circumstances, and under such conditions, as specified by the Committee. If a non-qualified stock option is transferable, it is anticipated that the options may be transferred solely to immediate family members or trusts, partnerships or other family entities and, to the extent permitted by the Committee, to charitable organizations.

Certain U.S. Federal Income Tax Consequences.

The rules concerning the federal income tax consequences with respect to stock options granted pursuant to the 1998 Stock Incentive Plan are highly technical. In addition, the applicable statutory provisions are subject to change and their application may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the federal income tax consequences; it does not set forth any state or local income tax or estate tax consequences that may be applicable.

Incentive Stock Options.  Options granted under the 1998 Stock Incentive Plan may be incentive stock options as defined in the Code, provided that such options satisfy the requirements under the Code. In general, neither the grant nor the exercise of an incentive stock option will result in taxable income to the optionee or a deduction to us. The sale of Common Stock received pursuant to the exercise of an option which satisfied all the requirements of an incentive stock option, as well as the holding period requirement described below, will result in a long-term capital gain or loss to the optionee equal to the difference between the amount realized on the sale and the exercise price and will not result in a tax deduction to us. To receive incentive stock option treatment, the optionee must not dispose of the Common Stock purchased pursuant to the exercise of an option either (i) within two years after the option is granted or (ii) within one year after the date of exercise.

If all requirements for incentive stock option treatment other than the holding period rules are satisfied, the recognition of income by the optionee is deferred until disposition of the Common Stock, but, in general, any gain (in an amount equal to the lesser of (i) the fair market value of the Common Stock on the date of exercise (or, with respect to officers, the date that sale of such stock would not create liability, referred to as Section 16(b) liability, under Section 16(b) of the Exchange Act) minus the exercise price or (ii) the amount realized on the disposition minus the exercise price) is treated as ordinary income. Any remaining gain is treated as long-term or short-term capital gain depending on the optionee’s holding period for the stock disposed of. We generally will be entitled to a deduction at that time equal to the amount of ordinary income realized by the optionee.

The 1998 Stock Incentive Plan provides that an optionee may pay for Common Stock received upon the exercise of an option (including an incentive stock option) with other shares of Common Stock held for at least six months. In general an optionee’s transfer of stock acquired pursuant to the exercise of an incentive stock option, to acquire other stock in connection with the exercise of an incentive stock option may result in ordinary income if the transferred stock has not met the minimum statutory holding period necessary for favorable tax treatment as an incentive stock option. For example, if an optionee exercises an incentive stock option and uses the stock so acquired to exercise another incentive stock option within the two-year or one-year holding periods discussed above, the optionee may realize ordinary income under the rules summarized above.

Non-Qualified Stock Options.  An optionee will realize no taxable income at the time he or she is granted a non-qualified stock option. Such conclusion is predicated on the assumption that, under existing Treasury Department regulations, a non-qualified stock option, at the time of its grant, has no readily ascertainable fair market value. Ordinary income will be realized when a non-qualified stock option is exercised, provided the Common Stock issued is not restricted stock. The amount of such income will be equal to the excess of the fair market value on the exercise date of the shares of Common Stock issued to an optionee over the exercise price. The optionee’s holding period with respect to the shares acquired will begin on the date of exercise.

The tax basis of the stock acquired upon the exercise of any option will be equal to the sum of (i) the exercise price of such option and (ii) the amount included in income with respect to such option. Any gain or loss on a subsequent sale of the stock will be either a long-term or short-term capital gain or loss, depending on the optionee’s holding period for the stock disposed of. If the Common Stock issued is restricted stock, different rules may apply. Subject to the limitations under Sections 162(m) and 280G of the Code (as described below), we generally will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the optionee is considered to have realized ordinary income in connection with the exercise of the option.

Certain Other Tax Issues.  In addition, (i) any of our officers subject to Section 16(b) liability may be subject to special rules regarding the income tax consequences concerning their awards; (ii) any entitlement to a tax deduction on our part is subject to the applicable federal tax rules (including, without limitation, Section 162(m) of the Code regarding the $1 million limitation on deductible compensation); (iii) in the event that the exercisability or vesting of any award is accelerated because of a Change in Control, payments relating to the awards (or a portion thereof), either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Code, which excess amounts may be subject to excise taxes and may be nondeductible by us; and (iv) the exercise of an incentive stock option may have implications in the computation of alternative minimum taxable income.

In general, Section 162(m) of the Code denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1 million per year per person to its chief executive officer and the four other officers whose compensation is disclosed in its proxy statement, subject to certain exceptions. Options will generally qualify under one of these exceptions if they are granted under a plan that states the maximum number of shares with respect to which options may be granted to any employee during a specified period and the plan under which the options are granted is approved by stockholders and is administered by a compensation committee comprised of outside directors. The 1998 Stock Incentive Plan is intended to satisfy these requirements with respect to options and certain Performance Awards. Awards of restricted shares generally do not satisfy, and certain other Performance Awards may not satisfy, the exception for performance-based compensation under Section 162(m) of the Code.

The 1998 Stock Incentive Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended. The 1998 Stock Incentive Plan is not, nor is it intended to be, qualified under Section 401(a) of the Code.

New Plan Benefits

The table below presents certain information with respect to new options to be granted under the 1998 Stock Incentive Plan (subject to approval by stockholders of the amendment to the 1998 Stock Incentive Plan) to our Chief Executive Officer and other executive officers (for whom executive compensation information is provided under the section entitled “Executive Compensation and Other Information”) as follows:

Name and Position	Dollar Value($)	Number of Shares Underlying Options
John W. Jackson, Executive Chairman of the Board*	(1)	(2)
Sol J. Barer, Ph.D., Chief Executive Officer	(1)	(2)
Robert J. Hugin, President and Chief Operating Officer	(1)	(2)
All Executive Officers as a Group	(1)	(2)
Non-Executive Directors as a Group	(3)	(3)
Non-Executive Officer Employees as a Group	(4)	(4)

*	Mr. Jackson retired from the office of Chief Executive Officer effective May 1, 2006 and was replaced by Sol J. Barer as of the same date.

(1)	Options are to be granted at the fair market value of the underlying shares of Common Stock on the effective date of the grant, with a ten-year expiration date for each option.

(2)	Other than the award of 2006 options that were granted on an early basis on December 29, 2005 (as described in footnote 1 to the table entitled “Option Grants During Fiscal 2005”), we anticipate that after 2006 options may be granted to the named individuals under the 1998 Stock Incentive Plan on a quarterly basis. However, the amount of options that may be granted to the named individuals are based upon various prospective factors and cannot be determined at this time.

(3)	Non-executive directors do not participate in the 1998 Stock Incentive Plan and are not qualified to receive any benefits thereunder.

(4)	No new options have been granted at this time to any employees. Because the grant of awards under the 1998 Stock Incentive Plan will be based upon prospective factors including the nature of services to be rendered by our key employees and officers and employees and officers of our affiliates, and their potential contributions to our success, actual awards to be granted under the 1998 Stock Incentive Plan cannot be determined at this time.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR THE ADOPTION OF THIS PROPOSAL

PROPOSAL THREE:
Registered Public Accounting Firm

The Board of Directors has appointed KPMG LLP, to serve as our independent registered public accounting firm, to audit our consolidated financial statements for the current year. The affirmative vote of a majority of the shares of Common Stock cast in person or by proxy at the Annual Meeting is required for the ratification of the Board of Directors’ selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006. Representatives of KPMG LLP are expected to be present at the meeting of stockholders and will be given an opportunity to make a statement if they so desire. They are expected to be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following table summarizes fees billed to us by our independent registered public accounting firm for the fiscal years ended 2005 and 2004.

	2005	2004
Audit Fees	$1,011,500	$963,390
Audit-Related Fees	$28,500	$134,875
Tax Fees	$140,960	$50,500
All Other Fees	$0	$0

Audit Fees

Fees to KPMG LLP for audit services totaled $1,011,500 in 2005, including fees associated with the 2005 annual audit, review of our quarterly reports on Form 10-Q for the year, the audit of internal controls over financial reporting and acquisition audit work. Fees for audit services to KPMG LLP totaled $963,390 in 2004, including fees associated with the 2004 annual audit, as well as a review of our quarterly reports on Form 10-Q for the year and services rendered in connection with the filing of SEC registration statements and accounting and reporting consultations.

Audit-Related Fees

Fees to KPMG LLP for audit-related services totaled $28,500 in 2005. In 2005, audit-related services consisted primarily of audits of employee benefit plans. Fees to KPMG LLP for audit-related services totaled $134,875 in 2004. In 2004, audit-related services consisted of audits of employee benefit plans.

Tax Fees

Fees to KPMG LLP for tax services, including tax compliance, tax advice and tax planning, were $140,960 in 2005. Fees to KPMG LLP for tax services, including tax compliance, tax advice and tax planning, were $50,500 in 2004.

All Other Fees

There were no fees to KPMG LLP for all other services in 2005 and 2004.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee currently pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR THE ADOPTION OF THIS PROPOSAL

AMENDMENT NO. 2
TO THE
CELGENE CORPORATION
1998 STOCK INCENTIVE PLAN
(AMENDED AND RESTATED AS OF APRIL 23, 2003
AND AS FURTHER AMENDED)

WHEREAS, the Celgene Corporation (the “Company”) maintains the Celgene Corporation 1998 Stock Incentive Plan, as amended and restated as of April 23, 2003 and as further amended (the “Plan”);

WHEREAS, pursuant to Article 12 of the Plan, the Board of Directors of the Company (the “Board”) may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan; and

WHEREAS, the Board desires to amend the Plan, effective as of April 19, 2006.

NOW, THEREFORE, the Board takes the following actions with regard to the Plan:

I.	Pursuant to Article 12 of the Plan, the Plan is hereby amended, effective as of April 19, 2006, subject to stockholder approval, as follows:

1.	Section 4.1(a) of the Plan is amended in its entirety to read as follows:

“The aggregate number of shares of Common Stock which may be issued or used for reference purposes under this Plan or with respect to which all Awards may be granted shall not exceed 84,000,000 shares (subject to any increase or decrease pursuant to Section 4.2). Any shares of Common Stock that are subject to Restricted Stock or Performance-Based Awards denominated in shares of Common Stock shall be counted against this limit as 1.6 shares for every share granted. If any Option or Stock Appreciation Right granted under this Plan expires, terminates or is canceled for any reason without having been exercised in full, the number of shares of Common Stock underlying any unexercised Stock Appreciation Right or Option shall again be available for the purposes of Awards under the Plan. If a share of Restricted Stock or a Performance-Based Awards denominated in shares of Common Stock granted under this Plan is forfeited for any reason, 1.6 shares of Common Stock shall again be available for the purposes of Awards under the Plan. If a Tandem Stock Appreciation Right or a Limited Stock Appreciation Right is granted in tandem with an Option, such grant shall only apply once against the maximum number of shares of Common Stock which may be issued under this Plan.”

2.	Section 4.1(b)(i) of the Plan is amended in its entirety to read as follows:

“The maximum number of shares of Common Stock subject to any Option or any Performance-Based Awards denominated in shares of Common Stock for any Performance Period which may be granted under this Plan during any fiscal year of the Company to each Eligible Employee shall be 1,500,000 shares (as adjusted to reflect all adjustments to the Common Stock on or before February 17, 2006, subject to any increase or decrease pursuant to Section 4.2); provided, however, that if the Performance Period is less than three consecutive fiscal years, the maximum number of shares of Common Stock subject to Performance-Based Awards shall be determined by multiplying 1,500,000 by a fraction, the numerator of which is the number of days in the Performance Period and the denominator of which is 1095.”

3.	The first sentence of Section 4.1(b)(ii) of the Plan is amended in its entirety to read as follows:

“The maximum number of shares of Common Stock subject to any Stock Appreciation Right which may be granted under this Plan during any fiscal year of the Company to each Eligible Employee shall be 1,500,000 shares (as adjusted to reflect all adjustments to the Common Stock on or before February 17, 2006, subject to any increase or decrease pursuant to Section 4.2).”

II.	Except as specifically amended hereby, the Plan is hereby ratified and confirmed in all respects and remains in full force and effect.

CELGENE CORPORATION C/O AMERICAN STOCK TRANSFER 59 MAIDEN LANE NEW YORK, NY 10031	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Celgene Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Celgene Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
CELGE1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CELGENE CORPORATION
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS BELOW
1.

TO ELECT TEN DIRECTORS:
01) John W. Jackson      06) Rodman L. Drake
02) Sol J. Barer, Ph.D.   07) Arthur Hull Hayes, Jr., M.D.
03) Robert J. Hugin        08) Gilla Kaplan, Ph.D.
04) Jack L. Bowman       09) Richard C.E. Morgan
05) Michael D. Casey     10) Walter L. Robb, Ph.D.

	For All ¡	Withhold All ¡	For All Except ¡	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s number on the line below.

Vote On Proposals		For	Against	Abstain
2.

TO AMEND THE 1998 STOCK INCENTIVE PLAN IN ORDER TO (I) INCREASE THE AGGREGATE NUMBER OF SHARES OF OUR COMMON STOCK THAT MAY BE SUBJECT TO AWARDS THEREUNDER FROM 62,000,000 TO 84,000,000, SUBJECT TO ADJUSTMENT IN ACCORDANCE WITH THE TERMS OF THE 1998 STOCK INCENTIVE PLAN (THE “SHARE LIMIT”), (II) REMOVE THE LIMIT ON THE NUMBER OF SHARES OF OUR COMMON STOCK WHICH MAY BE SUBJECT TO AWARDS OF RESTRICTED STOCK AND PERFORMANCE-BASED AWARDS DENOMINATED IN SHARES OF OUR COMMON STOCK UNDER THE 1998 STOCK INCENTIVE PLAN AND (III) PROVIDE THAT EACH SHARE OF OUR COMMON STOCK SUBJECT TO AWARDS OF RESTRICTED STOCK OR PERFORMANCE-BASED AWARD DENOMINATED IN SHARES OF COMMON STOCK UNDER THE 1998 STOCK INCENTIVE PLAN WILL BE COUNTED AS 1.6 SHARES AGAINST THE SHARE LIMIT;

		¡	¡	¡

3.	TO RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006; AND	¡	¡	¡

4.	TO TRANSACT ANY SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

	Yes	No	PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Please indicate if you plan to attend this meeting.	¡	¡

Note: Please sign exactly as names appear on this proxy. Where shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized person. If a partnership, please sign in partnership name by an authorized person.

HOUSEHOLDING ELECTION -Please indicate if you consent to receive certain future investor communications in a single package per household.	¡	¡

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

CELGENE CORPORATION
PROXY

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS

May 10, 2006

          The undersigned hereby appoints Sol J. Barer and Robert J. Hugin, and each of them, as proxies with the full power of substitution and resubstitution, to represent and to vote on behalf of the undersigned all of the shares of stock of Celgene Corporation (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the offices of the Company, 86 Morris Avenue, Summit, New Jersey 07901 on Wednesday, June 14, 2006, at 1:00 p.m., local time, and at any adjournments thereof, with all powers that the undersigned would possess if personally present, hereby revoking all proxies heretofore given with respect to such stock, upon the proposal listed on the reverse side, and more fully described in the notice of and proxy statement for the meeting (receipt of which is hereby acknowledged). In their discretion, the proxies are hereby authorized to vote upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.